Exhibit 5.1(a)

		Mazanti-Andersen Advokatpartnerselskab VAT: DK35892052	Amaliegade 10 DK-1256 København K +45 3314 3536

		www.mazanti.dk	Klosterbakken 12 DK-5000 Odense C +45 6314 1414

Ascendis Pharma A/S Tuborg Boulevard 12 2900 Hellerup

18.9.2024 Ref. 58917/LLJ ID 2451	Exhibit 5.1
Re. Registration with the U.S. Securities and Exchange commission of securities of the Issuer

Lars Lüthjohan Jensen Attorney-at-law D: +45 3319 3749 M: +45 4028 3536 llj@mazanti.dk	1. Introduction

1.1  I act as Danish legal adviser to the Issuer in connection with the Registration. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Registration Securities. Certain terms used in this opinion are defined in Annex 1 (Definitions).

2. Danish Law

2.1  This opinion is limited to Danish law in effect on the date of this opinion and we express no opinion with regard to the laws of any other jurisdiction. The opinion (including all terms used in it) is in all respects to be construed in accordance with Danish law.

3. Scope of inquiry

3.1 For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the following documents:

3.1.1 A copy of the Registration Statement.

3.1.2 A copy of:

(a) the Issuer’s deed of incorporation and articles of association as in effect on today’s date;

(b) a compiled summary from the Danish Business Authority dated as of today’s date;

(c) the Owner’s register

3.2  In addition, I have examined such documents, and performed such other investigations, as I consider necessary for the purpose of this opinion. My examination has been limited to the text of the documents. With your consent, I have relied upon certificates and other assurances of officers of the Issuer and others as to factual matters without having independently verified such factual matters.

4. Assumptions

4.1 For the purpose of this opinion, I have made the following assumptions:

4.1.1  (i) The issue by the Issuer of the Registration Securities will have been duly authorised; and (ii) any pre-emption rights in respect of the issue of the Registration Securities will have been observed or validly excluded, in each case, in accordance with Danish law and the Issuer’s articles of association at the time of authorisation or of observance or exclusion.

4.1.2  The Issuer’s authorisation to the Board of Directors to increase the share capital at the time of issue of any Registration Securities will have been made in accordance with Danish law and the Issuer’s articles of association and sufficient to allow for the issue of the Registration Securities in the manner contemplated by the applicable Prospectus.

4.1.3  The resolutions of the Issuer’s Board of Directors to issue the Registration Securities will have been made in accordance with Danish law and the Issuer’s articles of association and sufficient to allow for the issue of the Registration Securities in the manner contemplated by the applicable Prospectus and will have been duly registered with the Danish Business Authority.

4.1.4 The Registration Securities will have been duly entered into the Owners’ Register by the Issuer’s share registrar, if required under Danish law.

4.1.5  The Registration Securities will have been: (i) issued in the form and manner prescribed by the Issuer’s articles of association and Danish law at the time of issue; and (ii) otherwise offered, issued, accepted and subscribed for (including full payment of the subscription price for the Registration Securities to an account in the name of the Issuer) by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Danish law) and the Issuer’s articles of association.

5. Opinion

5.1 Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1.1  Upon i) final and valid approval and resolution by the Board of Directors of the Issuer of the capital increase and of the number of shares, which may be represented by American Depositary Shares, to be issued and the price and allocation thereof, pursuant to Danish law and authorizations in the Issuer’s articles of association at the time of such approval, resolution and issue and ii) issuance, delivery and subscription therefor in the manner contemplated by the applicable Prospectus, Danish law and the Issuer’s articles of association, the shares, which may be represented by American Depositary Shares, will have been validly issued and will be fully paid and nonassessable. Nonassessable shall in this context mean, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his or her shareholding.

6. Reliance

6.1  This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2  Any and all liability and other matters relating to this opinion shall be governed exclusively by Danish law and the Danish courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3 The Issuer may:

(a) file this opinion as an exhibit to the Registration Statement; and

(b) refer to Mazanti-Andersen Advokatpartnerselskab giving this opinion under the heading “Legal Matters” in the Prospectus included in the Registration Statement.

6.4  The previous sentence is no admittance from me (or Mazanti-Andersen Advokatpartnerselskab) that I am (or Mazanti-Andersen Advokatpartnerselskab is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours sincerely

/s/ Lars Lüthjohan Lars Lüthjohan Attorney-at-law

Annex 1 – Definitions

In this opinion:

“Danish law” means the law directly applicable in Denmark.

“Issuer” means Ascendis Pharma A/S, with corporate seat in Gentofte, Denmark.

“Owners’ Register” means the Issuer’s owners’ register.

“Registration” means the registration of the Registration Securities with the SEC under the Securities Act.

“Registration Securities” means those shares (which may be represented by American Depositary Shares), debt securities, warrants, units and depositary shares that the Issuer may sell and issue from time to time under the Registration Statement.

“Registration Statement” means the registration statement on Form F-3, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), filed on the date hereof by the Issuer to register with the SEC under the Securities Act the sale and issuance of shares (which may be represented by American Depositary Shares), debt securities, warrants, units and depositary shares by the Issuer.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

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